UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2023

NUTEX HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41346	11-3363609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6030 S. Rice Ave, Suite C, Houston, Texas 77081

(Address of principal executive offices) (zip code)

(713) 660-0557

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NUTX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On March 31, 2023, Dr. Matthew Young informed the Board of Directors (the “Board”) of Nutex Health Inc. (the “Company”) that he had decided to depart from the Board at the end of his one year term commitment which had commenced on April 1, 2022. Dr.Young’s decision not to renew his term on the Board is not the result of any disagreement with management or the Board related to the Company’s operations, policies or practices. Dr. Young will continue in his role heading up certain of the Company’s facilities.

Appointment of Director

On April 1, 2023, the Board elected Dr. Danniel Stites, age 42, as a member of the Board. Dr. Stites completed his emergency medicine residency at New York Hospital Queens/Weill Cornell Medical College, followed by a fellowship in EMS and Disaster Medicine from the University of New Mexico. Prior to his residency, he first earned his medical degree from Ponce School of Medicine. Prior to this, he received a B.S. in Physiological Sciences from the University of Arizona. Dr. Stites is board certified in Emergency Medicine by the American Board of Emergency Medicine and is a Fellow of the American College of Emergency Physicians. Dr. Stites has been a practicing emergency medicine physician in Arizona for over 10 years. He has been the Managing Partner at Phoenix ER & Medical Hospital since March 2019 and the Chief Medical Officer since March 2020. He has also served as the Managing Partner and Chief Medical Officer of East Valley ER & Hospital since February 2022. Both hospital facilities are affiliates of the Company. Dr. Stites is one of only a few state certified EMS physicians and serves as Medical Director for several EMS and Law Enforcement agencies statewide. Dr. Stites has been the EMS and Prehospital Medical Director for a large, urban Level 1 trauma center since 2013. Additionally, Dr. Stites has worked as a Supervising Physician for hyperbaric oxygen therapy since 2020, Laboratory Clinical Consultant and Laboratory Director since 2020. Dr. Stites’ passion for excellence in clinical care, along with his diverse clinical background and wealth of experience, make him well qualified to serve as a director.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing Dr. Stite’s appointment is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated April 5, 2023.
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 5, 2023

Nutex Health Inc.

By:	/s/ Jon C. Bates
Jon C. Bates
Chief Financial Officer